Exhibit 23.1
Consent of independent registered public accounting firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-190614, 333-196840, 333-205642, and 333-213065) and Form S-3 (No. 333-198598) of Intrexon Corporation of our report dated March 1, 2017, relating to the financial statements and the effectiveness of internal controls over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 1, 2017